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                                                                  Exhibit 10.29

                              STAND STILL AGREEMENT


         This Stand Still Agreement is made this 3rd day of May, 2000 by and between ________, an employee of Weirton Steel Corporation (hereinafter referred to as "Optionee") and Weirton Steel Corporation, a Delaware corporation having its principal place of business at 400 Three Springs Drive, Weirton, West Virginia 26062 (hereinafter referred to as "Corporation").

         WHEREAS, the Optionee has previously been granted options to purchase shares of the common stock of the Corporation pursuant to the terms of the Corporation's 1987 and 1998 Non-Qualified Stock Option Plans; and

         WHEREAS, the Optionee is desirous of exercising or otherwise monetizing all or a portion of the value represented by the aforesaid said stock options; and

         WHEREAS, the Corporation is concerned that should the Optionee monetize all of said value through the exercise of all of the options previously granted to the Optionee, the subsequent sale thereof in the open trading market could have a significant but temporary negative effect on the Corporation's stock price, thereby being adverse to the interests of the Corporation's stockholders in general.


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         WHEREFORE, the parties hereto have agreed as follows:

         1. The Optionee agrees to forbear from exercising options representing __________ shares of the Corporation's common stock (the "Forbearance Shares") for a period of twelve (12) months from the date hereof.

         2. In consideration of said forbearance, the Corporation agrees to pay to the Optionee, within ten (10) days of the date of this Agreement, a sum (the "Forbearance Price") equal to twenty percent (20%) of the closing price of the Corporation's common stock as established by trading on the New York Stock Exchange on the date of this Agreement, multiplied by the number of Forbearance Shares specified in Paragraph 1 above.

         3. At the conclusion of each of the next four (4) fiscal quarters of the Corporation, following the execution of this Agreement, the Optionee shall be partially released from the obligations of this Agreement and shall be entitled to exercise options representing twelve percent (12%) of the number of forbearance shares, and to the extent that the Optionee chooses not to effectuate such an exercise, the right to so exercise shall be cumulative, so that at the conclusion of the Corporation's fiscal quarter on March 31, 2001 forty-eight percent (48%) of the forbearance shares shall be released from this Agreement.

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         4.       In the event that the Optionee's employment with the
                  Corporation shall terminate by virtue of the Optionee's retirement or resignation prior to the expiration date of this Agreement, the Optionee shall be released from the obligation to continue to forbear from exercising the subject options, provided that, in the event of any such exercise, the Optionee shall repay to the Corporation a sum of money equal to the Forbearance Price multiplied by a fraction, the numerator of which is the number 365 minus the number of days elapsed between the date of this Agreement and said exercise and the denominator of which shall be 365. In the event that the Optionee's employment with the Corporation shall be involuntarily terminated prior to the expiration of this Agreement, the Optionee shall be released from the obligations of the Agreement, and no repayment obligation shall arise in connection with any subsequent option exercise.

         5. In the event that the Optionee shall exercise an option on the Forbearance Shares in breach of this Agreement, the Optionee shall refund to the Corporation the entire Forbearance Payment.

         6. In all other respects, this Agreement and the obligations contained therein, shall terminate on the 3rd day of May, 2001.

         7. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of West Virginia, without regard to its conflict of laws provisions.


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         8.       No amendment or modification to this Agreement, or waiver of any right hereunder, shall be valid and enforceable unless contained in a writing duly executed by the parties hereto. No waiver of any right shall be construed as a waiver of any subsequent right, whether the same or different.

         9. This Agreement shall not in any way operate as an amendment to any Option Agreement previously granted by the Corporation to the Optionee.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.



                                          WEIRTON STEEL CORPORATION


                                          By: __________________________________
                                                 Name:
                                                 Title:


                                          ______________________________________
                                          OPTIONEE
                                                 Name: